Exhibit 5.1

Opinion of Phillips Lytle LLP

as to Legality of Securities Being Registered

Hardinge Inc. One Hardinge Drive Elmira, New York 14902-1507	August 9, 2013

Ladies and Gentlemen:

We are acting as counsel to Hardinge Inc., a New York corporation (the “Company”), in connection with the public offering of up to $25,000,000 in aggregate value of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), all of which Shares are to be offered and sold by the Company from time to time in accordance with the terms of a Sales Agreement, dated August 9, 2013, between the Company and Cantor Fitzgerald & Co. (the “Sales Agreement”), and as described in the prospectus supplement dated August 9, 2013 (the “Prospectus Supplement”) and the accompanying prospectus dated April 18, 2013 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-187678) (the “Registration Statement”).

In connection with the opinion set forth below, we have examined:

1.             The Registration Statement and the related base prospectus included therein;

2.             The Prospectus Supplement with respect to the Shares as filed by the Company on August 9, 2013 pursuant to Rule 424(b) under the Securities Act;

3.             The Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”);

4.             The Bylaws of the Company, as amended;

5.             Resolutions adopted by the Board of Directors and committees of the Board of the Company relating to the registration and issuance of the Shares (the “Resolutions”), as provided to us by the Company;

6.             The Sales Agreement; and

7.             Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and the legal competence of all signatories to such documents.  We have also assumed that upon the issuance of any of the Shares, the total number of shares of common stock issued and outstanding will not exceed the total number of shares of common stock that the Company is then authorized to issue under the Company’s Certificate of Incorporation.  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing

We are attorneys admitted to practice in the State of New York.  We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of New York.

Based upon and subject to the foregoing, we are of the opinion that following (i) issuance of the Shares pursuant to the terms established by the Board of Directors, and the terms of the applicable placement notice, and (ii) receipt by the Company of the proceeds for the Shares sold pursuant to such terms and such applicable placement notice, the Shares will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the offering and sale of the Shares while the Registration Statement is in effect.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matter or opinion set forth herein.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company and to the reference to our firm under the caption “Legal Matters” in the applicable Prospectus Supplement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Phillips Lytle LLP
Phillips Lytle LLP